Exhibit 10.39

GLOBAL PAYMENTS INC.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

BACKGROUND

1.1 Establishment of the Plan. Global Payments Inc. (the “Company”) hereby amends and restates the Global Payments Inc. 2000 Employee Stock Purchase Plan to be known as the “Amended and Restated Global Payments Inc. 2000 Employee Stock Purchase Plan” (the “Plan”), as set forth in this document. The Plan includes two components: a Code Section 423 Component and a Non-423 Component, each of which together comprise a single plan. The Code Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, but the Company makes no representation of such status or undertaking to maintain such status. The Plan shall govern the terms and conditions of grants made under both the Code Section 423 Component and the Non-423 Component. Except as otherwise indicated, the Non-423 Component will operate and be administered in the same manner as the Code Section 423 Component.

1.2 Applicability of the Plan. The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are Employees of the Company and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

1.3 Purpose. The purpose of the Plan is to enhance the proprietary interest among the Employees of the Company and its participating Subsidiaries through ownership of Common Stock of the Company.

ARTICLE II

DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

2.1 Administrator. Administrator shall mean the person or persons (who may be officers or Employees of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2 Board. Board shall mean the Board of Directors of the Company.

2.3 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.4 Code Section 423 Component. Code Section 423 Component shall mean the component of the Plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Code Section 423 Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code, so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.5 Committee. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan (including determining which Subsidiaries or individual Employees shall participate in the Non-423 Component and which Subsidiaries shall participate in the Code Section 423 Component). The Committee’s determinations on the foregoing matters shall be conclusive and binding upon all persons.

2.6 Common Stock. Common Stock shall mean the common stock, no par value, of the Company.

2.7 Compensation. Compensation shall mean, for any Participant, for any Offering Period, the Participant’s gross wages for the respective period, including without limitation salary, bonus, and commission, but subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

2.8 Contribution Account. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant’s Compensation pursuant to Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

2.9 Company. Company shall mean Global Payments Inc., a Georgia corporation.

2.10 Direct Registration System. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder’s name in book-entry form on the books of the Company.

2.11 Effective Date. Effective Date shall mean February 1, 2001, the original effective date of the Plan, which was the last to occur of (i) the date the Plan was approved by the shareholders of the Company, (ii) the first trading day after the effective date of the Spin-off, and (iii) the effective date of the Company’s registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

2.12 Eligible Employee. An Employee eligible to participate in the Plan pursuant to Section 3.1.

2.13 Employee. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

2.14 Employer. Employer shall mean the Company and any Subsidiary designated by the Committee as an employer participating in the Plan.

2.15 Fair Market Value. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the New York Stock Exchange on such date or on the last previous date on which such stock was traded.

2.16 Non-423 Component. Non-423 Component means the component of the Plan that is not intended to meet the requirements of an “employee stock purchase plan” as set forth in Section 423(b) of the Code. Options may be granted under the Non-423 Component pursuant to rules, procedures, terms and conditions adopted by the Committee that are designed to achieve tax, securities law or other objectives for Eligible Employees and/or the Company and its participating Subsidiaries. Any such rules, procedures, terms and conditions for Options granted under the Non-423 Component may be set out in one or more sub-plan documents, but shall be treated as separate Offering Periods under this Plan rather than as separate plans.

2.17 Offering Date. Offering Date shall mean the first Trading Date of each Offering Period.

2.18 Offering Period. Offering Periods shall mean the periods of time during which Options to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform and may be overlapping; provided, however, that an Offering Period under the Code Section 423 Component may not exceed five years. Until specified otherwise by the Committee, the Offering Periods for the Code Section 423 Component shall mean the quarterly periods beginning January 1, April 1, July 1, and October 1 respectively, of each year during which Options to purchase Common Stock are outstanding under the Plan Each Offering Period (whether under the Code Section 423 Component or the Non-423 Component) shall be deemed a separate offering under this Plan.

2.19 Option. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

2.20 Participant. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

2.21 Plan. Plan shall mean the Global Payments Inc. 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.22 Purchase Date. Purchase Date shall mean the last Trading Date of each Offering Period.

2.23 Purchase Price. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

2.24 Request Form. Request Form shall mean an Employee’s authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee’s payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

2.25 Spin-off. The distribution in 2001 by National Data Corporation to its stockholders of all of the issued and outstanding shares of capital stock of the Company, as contemplated in that certain Distribution Agreement between National Data Corporation and the Company and the related agreements between the parties referred to therein.

2.26 Stock Account. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

2.27 Subsidiary. Subsidiary shall mean any present or future corporation which is a “subsidiary corporation” of the Company as defined in Code Section 424(f).

2.28 Trading Date. Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Each Employee who is regularly scheduled to work at least 20 hours each week (or any lesser number of hours established by the Committee for any Offering Period under the Non-423 Component) and at least five months each calendar year (or any lesser number of months established by the Committee for any Offering Period under the Non-423 Component) shall be eligible to participate in the Plan as of the later of:

(a) the Offering Date immediately following the Employee’s last date of hire by an Employer; or

(b) the Effective Date.

If the Company permits any Employee of a Subsidiary to participate in the Plan for an Offering Period under the Code Section 423 Component, then all Employees of that Subsidiary who meet the requirements of this paragraph shall be permitted to participate in the Plan for such Offering Period. On each Offering Date for an Offering Period under the Code Section 423 Component, Options will automatically be granted to all Employees then eligible to participate in the Plan for such Offering Period; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding Options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in Section 5.2.

“Eligible Employees” for purposes of the Non-423 Component may be different from “Eligible Employees” for purposes of the Code Section 423 Component. In addition, for Offering Periods under the Non-423 Component of the Plan, the Committee may limit eligibility so as to only designate some (as opposed to all) Employees of an Employer as Eligible Employees.

3.2 Initial Participation. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee’s Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant’s Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period under the Non-423 Component or the Code Section 423 Component, as the case may be, until amended or canceled under Section 6.3.

3.3 Leave of Absence. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual’s employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day (or any longer period for which the Participant has reemployment rights with an Employer as provided for by either statute or agreement by contract, or as otherwise necessary to comply with applicable law with respect to Offering

Periods under the Non-423 Component of the Plan). Termination of any individual’s leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual’s employment with the Employer for all purposes of the Plan.

ARTICLE IV

STOCK AVAILABLE

4.1 In General. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 2,400,000 (reflecting the 2-for-1 stock split effected on October 31, 2005) shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants’ Contribution Accounts shall be distributed to the Participants as soon as practicable.

4.2 Adjustment in Event of Changes in Capitalization. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option granted under the Code Section 423 Component to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

4.3 Dissolution, Liquidation, or Merger. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

ARTICLE V

OPTION PROVISIONS

5.1 Purchase Price. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be a designated percentage (the “Designated Percentage”) of the Fair Market Value of a share of Common Stock on the Purchase Date. Unless and until otherwise provided by the Committee, the Designated Percentage shall be 85 percent. The Committee may change the Designated Percentage for any Offering Period beginning after June 30, 2010 but in no event shall the Designated Percentage be less than 85 percent.

5.2 Calendar Year $25,000 Limit. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee’s rights to purchase Common Stock under the Code Section 423 Component and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

5.3 Offering Period Limit. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 1,600 shares.

ARTICLE VI

PURCHASING COMMON STOCK

The provisions of Section 6.1 through 6.5 of this Article VI shall apply (i) to all Options granted under the Code Section 423 Component and (ii) to Options granted under the Non-423 Component unless otherwise provided in the rules, procedures, terms and conditions applicable to any such Options under the Non-423 Component. The provisions of Section 6.6 shall apply to all Options granted under the Plan.

6.1 Participant’s Contribution Account. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant’s payroll deductions shall be credited to the Participant’s Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

During such time, if any, as the Company participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Company does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant’s shares of Common Stock acquired upon exercise of an Option shall be held by the Company as the nominee for the Participant. These shares shall be credited to the Participant’s Stock Account. Certificates shall be held by the Company as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Company shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate any assets held under the Plan.

6.2 Payroll Deductions; Dividends.

(a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole dollar amount or percentage up to a maximum of twenty percent (20%) of such Employee’s Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant’s payroll deduction shall not be less than one percent (1%) of such Employee’s Compensation payable each payroll period.

(b) Dividends. Cash or stock dividends paid on Common Stock which is credited to a Participant’s Stock Account as of the dividend payment date shall be credited to the Participant’s Stock Account and paid or distributed to the Participant as soon as practicable.

6.3 Discontinuance. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

Any amount held in the Participant’s Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

6.4 Leave of Absence; Transfer to Ineligible Status. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to Section 6.2. The cash standing to the credit of the Participant’s Contribution Account shall become subject to the provisions of Section 7.1. If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

A Participant who transfers employment from an Employer participating in the Code Section 423 Component of the Plan to an Employer participating in the Non-423 Component of the Plan shall immediately cease to participate in the Code Section 423 Component of the Plan. However, the amounts credited to his or her Contribution Account for the Offering Period in which such transfer occurs shall be transferred to the Non-423 Component of the Plan, and such individual shall immediately join the then-current Offering Period under the Non-423 Component of the Plan upon the same terms and conditions in effect for his or her participation in the Code Section 423 Component of the Plan, except for such modifications as may be required by applicable law.

6.5 Automatic Exercise. Unless the cash credited to a Participant’s Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares and fractional shares of Common Stock which the cash credited to his or her Contribution Account at the time will purchase at the Purchase Price. Any cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.3 or the applicable limitations of Sections 5.2 of 5.3.

6.6 Listing, Registration, and Qualification of Shares. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

ARTICLE VII

WITHDRAWALS; DISTRIBUTIONS

The provisions of this Article VII shall apply (i) to all Options granted under the Code Section 423 Component and (ii) to Options granted under the Non-423 Component unless otherwise provided in the rules, procedures, terms and conditions applicable to any such Options under the Non-423 Component.

7.1 Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status. In the event of a Participant’s complete discontinuance of payroll deductions under Section 6.3 or a Participant’s leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant’s Contribution Account shall be

(a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant’s written request received by the Administrator at least 30 days before the next Purchase Date; or

(b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

7.2 In-Service Withdrawals. During such time, if any, as the Company participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Company does not participate in a Direct Registration System, a Participant may, while an Employee of the Company or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days’ written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant’s Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant’s Stock Account, whether or not the Participant so requests.

7.3 Termination of Employment for Reasons Other Than Death. If a Participant terminates employment with the Company and the Subsidiaries for reasons other than death, the cash balance in the Participant’s Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Company then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

7.4 Death. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant’s estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant’s Stock Account shall be distributed to the estate as soon as practicable, unless the Company then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

7.5 Registration. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant’s name jointly with a member of the Participant’s family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant’s name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1 Amendment. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

(a) affect any right or obligation with respect to any grant previously made, unless required by law, or

(b) unless previously approved by the shareholders of the Company, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Company’s Common Stock is listed:

(1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13, or

(2) increase the number of shares of Common Stock subject to any Options issued to Participants (except as provided in Sections 4.2 and 4.3).

8.2 Termination. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants’ Contribution Accounts shall be distributed as soon as practicable, without interest.

ARTICLE IX

MISCELLANEOUS

9.1 Employment Rights. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

9.2 Tax Withholding. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant’s Compensation to the extent the Administrator deems such withholding to be legally required.

9.3 Rights Not Transferable. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

9.4 No Repurchase of Stock by Company. The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

9.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia except to the extent such laws are preempted by the laws of the United States or the laws of any applicable non-U.S. jurisdiction.

9.6 Shareholder Approval; Registration. The Plan was adopted by the Board on June 28, 2000 to be effective as of the Effective Date, provided that no payroll deductions could begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, became effective. The Plan was approved by the shareholders of the Company within 12 months of approval by the Board. The Compensation Committee of the Board approved and adopted the Amended and Restated 2000 Employee Stock Purchase Plan on June 3, 2010, which became effective on that date.

9.7 Eligible Employees in Non-U.S. Subsidiaries. The Non-423 Component of the Plan may be used for the grant of Options to Eligible Employees of non-U.S. Subsidiaries or for other purposes. The Committee shall have authority to adopt such procedures, terms and conditions for such Options as may be necessary or desirable: (a) to comply with provisions of applicable law, regulation or similar requirements to operate the Plan in an advantageous manner in countries or jurisdictions outside the U.S. in which the Company or any Subsidiary may operate or have Employees; (b) to ensure the viability of Plan benefits for Eligible Employees employed in such countries or jurisdictions; and (c) to meet the objectives of the Plan. Any such rules, procedures, terms and conditions for Options granted under the Non-423 Component may be set out in one or more sub-plan documents, but shall be treated as separate Offering Periods under this Plan rather than as separate plans. Nothing in this Section authorizes the Committee to increase the total number of shares authorized by the stockholders, to expand the class of eligible participants, or to alter the type of awards available under this Plan.

* * * * * * * * * * * * * *

The foregoing is hereby acknowledged as being the Global Payments Inc. Amended and Restated 2000 Employee Stock Purchase Plan as adopted by the Compensation Committee of the Board on June 3, 2010.

GLOBAL PAYMENTS INC.

By:	/s/ Suellyn P. Tornay
Suellyn P. Tornay
Its:	General Counsel